EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44254 on Form S-8 of our report dated April 18, 2002, appearing in this Annual Report on Form 10-K of Syms Corp and subsidiaries for the fiscal year ended March 2, 2002.

Deloitte & Touche LLP

Parsippany, New Jersey

May 20, 2002